Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact: Ryan VanWinkle, Investor Relations, 913-661-1528

Ferrellgas Partners, L.P. AnnouncesFiscal
First Quarter Earnings Call

        Overland Park, KS (November 5, 2004)—Ferrellgas Partners, L.P. (NYSE: FGP) announced that on Tuesday, November 30, 2004, it will report its earnings for its fiscal first quarter ended October 31, 2004. The live webcast of the earnings will begin at 3:00 p.m. Eastern Time and can be heard on the Internet at http://phx.corporate-ir.net/phoenix. zhtml?p=irol-eventDetails&c=62728 &eventID=963417. Additional information regarding Ferrellgas’ fiscal first quarter is available via its Current Report on Form 8-K, as filed with the SEC on November 5, 2004.

        Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., currently serves more than one million residential, industrial/commercial, portable tank exchange, agricultural, and other customers in all 50 states, Puerto Rico, the U.S. Virgin Islands and Canada. Ferrellgas employees indirectly own approximately 18 million common units of the partnership through an employee stock ownership plan.

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